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NEWS RELEASE                            CONTACT:       Cynthia W. Lee
                                                       Corporate Communications
                                                       (612) 475-7936

                                                       FOR IMMEDIATE RELEASE
TCF -Registered Trademark-
TCF FINANCIAL CORPORATION 801 Marquette Avenue, Minneapolis, Minnesota
55402-3475

                 TCF AMENDS INDENTURE FOR WINTHROP SENIOR NOTES

     MINNEAPOLIS, June 30, 1997 - TCF Financial Corporation (TCF) (NYSE:TCB) announced that the amendments to the indenture for the Winthrop Resources Corporation (Winthrop) 9.50 percent Senior Notes due 2003 became effective today following the successful completion of a consent solicitation. Winthrop, TCF and Norwest Bank Minnesota, National Association, as trustee, have executed a supplemental indenture pursuant to which several covenants are deleted and TCF becomes a co-obligor on the notes. TCF completed the acquisition of Winthrop on June 24.

     TCF is a national bank holding company based in Minneapolis with more than $7 billion in assets. Winthrop leases computers, telecommunications equipment, point-of-sale systems and other business equipment to companies nationwide.

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